President

Section 906 Certification under Sarbanes Oxley Act

I, Michael G. Clark, certify that:

1.	I have reviewed this report, filed on behalf of Prime Series, a series of Cash Reserve Fund, Inc., on Form N-CSRS;

2.

Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSRS (the “Report”) fully complies with the requirements of § 13 (a) or §15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 24, 2007	/s/Michael G. Clark
Michael G. Clark
President
Prime Series, a series of Cash Reserve Fund, Inc.

Chief Financial Officer and Treasurer

Section 906 Certification under Sarbanes Oxley Act

I, Paul Schubert, certify that:

1.	I have reviewed this report, filed on behalf of Prime Series, a series of Cash Reserve Fund, Inc., on Form N-CSRS;

2.

Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSRS (the “Report”) fully complies with the requirements of § 13 (a) or § 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 24, 2007	/s/Paul Schubert
Paul Schubert
Chief Financial Officer and Treasurer
Prime Series, a series of Cash Reserve Fund, Inc.